Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2023 RESULTS

Second Quarter 2023 Highlights
◾
Net sales increase 9.4% to record $1,061 million on 4.5% higher organic sales

◾
Operating income margin of 16.8%; Adjusted operating income margin of 17.4%

◾
Record EPS of $2.36; Record adjusted EPS of $2.44

◾
Cash flows from operations increase 102% to record $199 million

◾
Returned $90 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, July 27, 2023 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2023 net income of $137.3 million, or diluted earnings per share (EPS) of $2.36, which includes special item after-tax net charges of $4.9 million, or $0.08 EPS. This compares with prior year period net income of $127.8 million, or $2.18 EPS, which included special item after-tax net charges of $0.4 million. Excluding special items, second quarter 2023 adjusted net income was $142.2 million, or $2.44 adjusted EPS. This compares with adjusted net income of $128.2 million, or $2.18 adjusted EPS, in the prior year period.

Second quarter 2023 sales increased 9.4% to $1,060.6 million reflecting a 4.5% increase in organic sales and a 5.2% benefit from acquisitions, partially offset by 0.2% unfavorable foreign exchange. Operating income for the second quarter 2023 was $178.0 million, or 16.8% of sales. This compares with operating income of $167.5 million, or 17.3% of sales, in the prior year period. Excluding special items, adjusted operating income was $184.2 million, or 17.4% of sales, as compared with $168.1 million, or 17.3% of sales, in the prior year period.

“Our record second quarter performance, including adjusted operating income margin and earnings, demonstrates continued strong momentum in the business and excellent execution of our Higher Standard 2025 Strategy,” commented Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Our strong profit performance across all segments reflects how we are winning in the market with an industry-leading portfolio of differentiated solutions and application experts, disciplined cost management and improved operational efficiency from our Lincoln Business System initiatives.” Mapes continued, “As announced earlier today, I am confident that our year-end leadership transition with Steve Hedlund serving as President and CEO, will continue the Company’s momentum and success in the years ahead.”

Six Months 2023 Summary

Net income for the six months ended June 30, 2023 was $259.3 million, or $4.44 EPS, which includes special item after-tax net charges of $7.2 million, or $0.13 EPS. This compares with prior period net income of $253.9 million, or $4.30 EPS, which included special item after-tax net gains of $1.0 million, or $0.01 EPS. Excluding these items, adjusted net income for the six months ended June 30, 2023 increased 5.4% to $266.5 million, or $4.57 EPS, compared with $252.9 million, or $4.29 EPS, in the comparable 2022 period.

Sales increased 10.8% to $2,099.9 million in the six months ended June 30, 2023 reflecting a 6.5% increase in organic sales and a 5.4% benefit from acquisitions, partially offset by 1.0% unfavorable foreign exchange. Operating income for the six months ended June 30, 2023 was $342.4 million, or 16.3% of sales. This compares with operating income of $328.7 million, or 17.3% of sales, in the comparable 2022 period. Excluding special items, adjusted operating income was $353.3 million, or 16.8% of sales, as compared with $331.2 million, or 17.5% of sales, in the comparable 2022 period.

Webcast Information

A conference call to discuss second quarter 2023 financial results will be webcast live today, July 27, 2023, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast on the Company's website.

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2023 RESULTS

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln has 71 manufacturing locations in 20 countries and a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended June 30,				Prior Year
	2023	% of Sales	2022	% of Sales	$	%
Net sales	$1,060,565	100.0%	$969,589	100.0%	$90,976	9.4%
Cost of goods sold	687,137	64.8%	636,108	65.6%	(51,029)	(8.0)%
Gross profit	373,428	35.2%	333,481	34.4%	39,947	12.0%
Selling, general & administrative expenses	192,748	18.2%	166,792	17.2%	(25,956)	(15.6)%
Rationalization and asset impairment charges	2,667	0.3%	(844)	(0.1)%	(3,511)	(416.0)%
Operating income	178,013	16.8%	167,533	17.3%	10,480	6.3%
Interest expense, net	11,699	1.1%	6,459	0.7%	(5,240)	(81.1)%
Other income (expense)	6,746	0.6%	(1,133)	(0.1)%	7,879	695.4%
Income before income taxes	173,060	16.3%	159,941	16.5%	13,119	8.2%
Income taxes	35,729	3.4%	32,118	3.3%	(3,611)	(11.2)%
Effective tax rate	20.6%		20.1%		(0.5)%
Net income	$137,331	12.9%	$127,823	13.2%	$9,508	7.4%

Basic earnings per share	$2.39		$2.20		$0.19	8.6%
Diluted earnings per share	$2.36		$2.18		$0.18	8.3%
Weighted average shares (basic)	57,479		58,016
Weighted average shares (diluted)	58,303		58,688

					Fav (Unfav) to
	Six Months Ended June 30,				Prior Year
	2023	% of Sales	2022	% of Sales	$	%
Net sales	$2,099,908	100.0%	$1,895,037	100.0%	$204,871	10.8%
Cost of goods sold	1,371,123	65.3%	1,231,779	65.0%	(139,344)	(11.3)%
Gross profit	728,785	34.7%	663,258	35.0%	65,527	9.9%
Selling, general & administrative expenses	382,864	18.2%	333,478	17.6%	(49,386)	(14.8)%
Rationalization and asset impairment charges	3,544	0.2%	1,041	0.1%	(2,503)	(240.4)%
Operating income	342,377	16.3%	328,739	17.3%	13,638	4.1%
Interest expense, net	24,899	1.2%	12,657	0.7%	(12,242)	(96.7)%
Other income	10,926	0.5%	3,500	0.2%	7,426	212.2%
Income before income taxes	328,404	15.6%	319,582	16.9%	8,822	2.8%
Income taxes	69,142	3.3%	65,729	3.5%	(3,413)	(5.2)%
Effective tax rate	21.1%		20.6%		(0.5)%
Net income	$259,262	12.3%	$253,853	13.4%	$5,409	2.1%

Basic earnings per share	$4.51		$4.35		$0.16	3.7%
Diluted earnings per share	$4.44		$4.30		$0.14	3.3%
Weighted average shares (basic)	57,537		58,311
Weighted average shares (diluted)	58,353		58,970

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2023	December 31, 2022
Cash and cash equivalents	$220,483	$197,150
Accounts receivable, net	570,294	541,529
Inventories	674,754	665,451
Total current assets	1,646,178	1,557,790
Property, plant and equipment, net	563,180	544,871
Total assets	3,311,188	3,180,546
Trade accounts payable	358,160	352,079
Total current liabilities	810,762	852,897
Short-term debt (1)	10,406	93,483
Long-term debt, less current portion	1,103,898	1,110,396
Total equity	1,201,424	1,034,041

Operating Working Capital	June 30, 2023	December 31, 2022
Average operating working capital to Net sales (2)	18.9%	20.9%

Invested Capital	June 30, 2023	December 31, 2022
Short-term debt (1)	$10,406	$93,483
Long-term debt, less current portion	1,103,898	1,110,396
Total debt	1,114,304	1,203,879
Total equity	1,201,424	1,034,041
Invested capital	$2,315,728	$2,237,920

Total debt / invested capital	48.1%	53.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating income as reported	$178,013	$167,533	$342,377	$328,739
Special items (pre-tax):
Rationalization and asset impairment charges (2)	2,667	(844)	3,544	1,041
Amortization of step up in value of acquired inventories (3)	3,545	1,459	7,401	1,459
Adjusted operating income (1)	$184,225	$168,148	$353,322	$331,239
As a percent of total sales	17.4%	17.3%	16.8%	17.5%

Net income as reported	$137,331	$127,823	$259,262	$253,853
Special items:
Rationalization and asset impairment charges (2)	2,667	(844)	3,544	1,041
Pension settlement net gains (4)	—	—	—	(4,273)
Amortization of step up in value of acquired inventories (3)	3,545	1,459	7,401	1,459
Gain on asset disposal (5)	—	—	(1,646)	—
Tax effect of Special items (6)	(1,311)	(252)	(2,129)	789
Adjusted net income (1)	142,232	128,186	266,432	252,869
Interest expense, net	11,699	6,459	24,899	12,657
Income taxes as reported	35,729	32,118	69,142	65,729
Tax effect of Special items (6)	1,311	252	2,129	(789)
Adjusted EBIT (1)	$190,971	$167,015	$362,602	$330,466

Effective tax rate as reported	20.6%	20.1%	21.1%	20.6%
Net special item tax impact	0.1%	0.1%	0.0%	(0.2)%
Adjusted effective tax rate (1)	20.7%	20.2%	21.1%	20.4%

Diluted earnings per share as reported	$2.36	$2.18	$4.44	$4.30
Special items per share	0.08	—	0.13	(0.01)
Adjusted diluted earnings per share (1)	$2.44	$2.18	$4.57	$4.29

Weighted average shares (diluted)	58,303	58,688	58,353	58,970

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2023 charges are primarily related to restructuring activities and impairments within International Welding. 2022 charges are primarily related to severance, gains or losses on the disposal of assets.
(3)	Related to acquisitions and are included in Cost of goods sold.
(4)	Pension net gains primarily due to the final settlement associated with the termination of a pension plan and are included in Other income (expense).
(5)	Gain on asset disposal and included in Other income (expense).
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2023	2022
Net income as reported	$477,633	$360,037
Plus: Interest expense (after-tax)	33,234	18,832
Less: Interest income (after-tax)	1,999	986
Net operating profit after taxes	$508,868	$377,883
Special Items:
Rationalization and asset impairment charges	14,291	6,075
Acquisition transaction costs (2)	6,003	—
Pension settlement charges (3)	—	115,693
Amortization of step up in value of acquired inventories	7,048	5,422
Gain on asset disposal	(1,646)	—
Tax effect of Special items (4)	(4,110)	(44,405)
Adjusted net operating profit after taxes (1)	$530,454	$460,668

Invested Capital	June 30, 2023	June 30, 2022
Short-term debt	$10,406	$125,458
Long-term debt, less current portion	1,103,898	712,908
Total debt	1,114,304	838,366
Total equity	1,201,424	912,983
Invested capital	$2,315,728	$1,751,349

Return on invested capital as reported	22.0%	21.6%
Adjusted return on invested capital (1)	22.9%	26.3%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Related to acquisitions and are included in Selling, general & administrative expenses.
(3)	Related to lump sum pension payments due to the final settlement associated with the termination of a pension plan.
(4)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net income	$137,331	$127,823
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	1,134	(1,301)
Depreciation and amortization	21,917	19,868
Equity earnings in affiliates, net	(106)	(67)
Other non-cash items, net	22,180	11,043
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (Increase) in accounts receivable	8,774	(17,839)
Decrease (Increase) in inventories	76	(57,187)
(Decrease) Increase in trade accounts payable	(5,275)	4,968
Net change in other current assets and liabilities	21,574	14,210
Net change in other long-term assets and liabilities	(8,760)	(3,306)
NET CASH PROVIDED BY OPERATING ACTIVITIES	198,845	98,211

INVESTING ACTIVITIES:
Capital expenditures	(21,765)	(15,930)
Acquisition of businesses, net of cash acquired	(32,657)	(82)
Proceeds from sale of property, plant and equipment	578	1,123
Purchase of marketable securities	(6,453)	—
NET CASH USED BY INVESTING ACTIVITIES	(60,297)	(14,889)

FINANCING ACTIVITIES:
(Payments on) short-term borrowings	(28,277)	(33,448)
(Payments on) proceeds from long-term borrowings	(6,875)	8,969
Proceeds from exercise of stock options	9,534	382
Purchase of shares for treasury	(53,075)	(25,119)
Cash dividends paid to shareholders	(36,889)	(32,553)
NET CASH USED BY FINANCING ACTIVITIES	(115,582)	(81,769)

Effect of exchange rate changes on Cash and cash equivalents	(1,286)	(3,130)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,680	(1,577)
Cash and cash equivalents at beginning of period	198,803	154,373
Cash and cash equivalents at end of period	$220,483	$152,796

Cash dividends paid per share	$0.64	$0.56

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net income	$259,262	$253,853
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	1,134	(113)
Depreciation and amortization	43,212	39,759
Equity earnings in affiliates, net	(294)	(180)
Other non-cash items, net	21,680	3,822
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(18,890)	(103,959)
Decrease (Increase) in inventories	6,267	(112,594)
Increase in trade accounts payable	1,566	44,252
Net change in other current assets and liabilities	15,474	21,174
Net change in other long-term assets and liabilities	(6,635)	(4,713)
NET CASH PROVIDED BY OPERATING ACTIVITIES	322,776	141,301

INVESTING ACTIVITIES:
Capital expenditures	(40,552)	(34,602)
Acquisition of businesses, net of cash acquired	(32,657)	(22,095)
Proceeds from sale of property, plant and equipment	3,892	1,692
Purchase of marketable securities	(7,029)	—
NET CASH USED BY INVESTING ACTIVITIES	(76,346)	(55,005)

FINANCING ACTIVITIES:
(Payments on) proceeds from short-term borrowings	(72,224)	64,960
(Payments on) proceeds from long-term borrowings	(6,978)	6,869
Proceeds from exercise of stock options	12,010	1,417
Purchase of shares for treasury	(85,234)	(129,698)
Cash dividends paid to shareholders	(74,472)	(65,914)
NET CASH USED BY FINANCING ACTIVITIES	(226,898)	(122,366)

Effect of exchange rate changes on Cash and cash equivalents	3,801	(4,092)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,333	(40,162)
Cash and cash equivalents at beginning of period	197,150	192,958
Cash and cash equivalents at end of period	$220,483	$152,796

Cash dividends paid per share	$1.28	$1.12

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended June 30, 2023
Net sales	$676,966	$253,403	$130,196	$—	$1,060,565
Inter-segment sales	30,850	8,292	2,867	(42,009)	—
Total sales	$707,816	$261,695	$133,063	$(42,009)	$1,060,565

Net income					$137,331
As a percent of total sales					12.9%

EBIT (1)	$136,913	$30,519	$19,510	$(2,183)	$184,759
As a percent of total sales	19.3%	11.7%	14.7%		17.4%
Special items charges (3)	2,957	3,255	—	—	6,212
Adjusted EBIT (2)	$139,870	$33,774	$19,510	$(2,183)	$190,971
As a percent of total sales	19.8%	12.9%	14.7%		18.0%

Three months ended June 30, 2022
Net sales	$595,659	$236,629	$137,301	$—	$969,589
Inter-segment sales	29,031	9,527	2,866	(41,424)	—
Total sales	$624,690	$246,156	$140,167	$(41,424)	$969,589

Net income					$127,823
As a percent of total sales					13.2%

EBIT (1)	$117,606	$34,855	$17,922	$(3,983)	$166,400
As a percent of total sales	18.8%	14.2%	12.8%		17.2%
Special items charges (4)	461	154	—	—	615
Adjusted EBIT (2)	$118,067	$35,009	$17,922	$(3,983)	$167,015
As a percent of total sales	18.9%	14.2%	12.8%		17.2%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $2,957 and $588 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $2,667 in International Welding.

(4)

Special items in 2022 primarily reflect the amortization of step up in value of acquired inventories of $1,459 in Americas Welding related to an acquisition and Rationalization and asset impairment net gains of $998 in Americas Welding and net charges of $154 in International Welding.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Six months ended June 30, 2023
Net sales	$1,335,611	$505,819	$258,478	$—	$2,099,908
Inter-segment sales	63,168	15,045	5,764	(83,977)	—
Total sales	$1,398,779	$520,864	$264,242	$(83,977)	$2,099,908

Net income					$259,262
As a percent of total sales					12.3%

EBIT (1)	$266,582	$59,814	$38,493	$(11,586)	$353,303
As a percent of total sales	19.1%	11.5%	14.6%		16.8%
Special items charges (3)	5,742	3,557	—	—	9,299
Adjusted EBIT (2)	$272,324	$63,371	$38,493	$(11,586)	$362,602
As a percent of total sales	19.5%	12.2%	14.6%		17.3%

Six months ended June 30, 2022
Net sales	$1,129,714	$494,670	$270,653	$—	$1,895,037
Inter-segment sales	57,187	15,755	5,928	(78,870)	—
Total sales	$1,186,901	$510,425	$276,581	$(78,870)	$1,895,037

Net income					$253,853
As a percent of total sales					13.4%

EBIT (1)	$232,909	$70,595	$37,520	$(8,785)	$332,239
As a percent of total sales	19.6%	13.8%	13.6%		17.5%
Special items charges (4)	(3,274)	1,501	—	—	(1,773)
Adjusted EBIT (2)	$229,635	$72,096	$37,520	$(8,785)	$330,466
As a percent of total sales	19.3%	14.1%	13.6%		17.4%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $5,742 and $1,659 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $3,544 in International Welding, and a gain on asset disposal of $1,646 in International Welding.

(4)

Special items in 2022 primarily reflect Rationalization and asset impairment charges of $2,039 in International Welding and net gains of $998 in Americas Welding, amortization of step up in value of acquired inventories of $1,459 in Americas Welding and a $3,735 net gain related to final settlement associated with the termination of a pension plan in Americas Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2022	Volume	Acquisitions	Price	Exchange	2023
Operating Segments
Americas Welding	$595,659	$34,384	$43,947	$5,974	$(2,998)	$676,966
International Welding	236,629	9,006	6,009	999	760	253,403
The Harris Products Group	137,301	(8,853)	—	1,408	340	130,196
Consolidated	$969,589	$34,537	$49,956	$8,381	$(1,898)	$1,060,565

% Change
Americas Welding		5.8%	7.4%	1.0%	(0.5)%	13.6%
International Welding		3.8%	2.5%	0.4%	0.3%	7.1%
The Harris Products Group		(6.4)%	—	1.0%	0.2%	(5.2)%
Consolidated		3.6%	5.2%	0.9%	(0.2)%	9.4%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2022	Volume	Acquisitions	Price	Exchange	2023
Operating Segments
Americas Welding	$1,129,714	$93,034	$89,196	$30,673	$(7,006)	$1,335,611
International Welding	494,670	(5,651)	13,365	15,868	(12,433)	505,819
The Harris Products Group	270,653	(13,870)	—	1,973	(278)	258,478
Consolidated	$1,895,037	$73,513	$102,561	$48,514	$(19,717)	$2,099,908

% Change
Americas Welding		8.2%	7.9%	2.7%	(0.6)%	18.2%
International Welding		(1.1)%	2.7%	3.2%	(2.5)%	2.3%
The Harris Products Group		(5.1)%	—	0.7%	(0.1)%	(4.5)%
Consolidated		3.9%	5.4%	2.6%	(1.0)%	10.8%